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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 15, 2004
(Date of report (Date of earliest event reported))

THE SPORTS AUTHORITY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31746 (Commission File Number)	84-1242802 (IRS Employer Identification No.)
1050 West Hampden Avenue, Englewood, Colorado (Address of Principal Executive Offices)		80110 (Zip Code)

(303) 200-5050
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

        On September 15, 2004, we entered into an Amended and Restated Financing Agreement with The CIT Group/Business Credit, Inc. and the lenders named therein (the "Credit Agreement"). The Credit Agreement modifies the terms of our existing credit facility by providing for an additional $40 million term loan. This term loan was drawn in full on September 15, 2004 and matures on September 15, 2006. The Credit Agreement provides that the maturity date of the term loan may be extended at our option to August 4, 2008, upon notice given no earlier than 90 days, and no later than 30 days, prior to September 15, 2006, as long as no default has then occurred and is continuing under the Credit Agreement.

        The proceeds of the term loan were used to pay a portion of the outstanding amount of our revolving line of credit under the Credit Agreement.

        The Credit Agreement is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

  (c)
  Exhibits.

  99.1
  Amended and Restated Financing Agreement with The CIT Group/Business Credit, Inc. and the lenders named therein

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPORTS AUTHORITY, INC.
By:	/s/ NESA E. HASSANEIN
	Name:	Nesa E. Hassanein
	Title:	Executive Vice President and General Counsel

Date: September 17, 2004

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  Item 8.01. Other Events
  Item 9.01. Financial Statements and Exhibits
SIGNATURES